EXHIBIT 10.48

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT (“Amendment”), dated as of November 22, 2011, is by and among CGC INC. (“Borrower”) and THE TORONTO-DOMINION BANK (“Lender”).

WHEREAS, Borrower and Lender entered into that certain Credit Agreement, dated as of June 30, 2009 (“Credit Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

WHEREAS, Borrower and Lender wish to amend the Credit Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Mandatory Prepayments. Section 3.4.2 of the Credit Agreement is hereby amended in its entirety to read as follows:

3.4.2 Any prepayment to the Lender pursuant to section 3.4.1 (i) or (ii), shall result in full and permanent reduction of the Commitment. If immediately following a Disposition described in Section 3.4.1(iii) or the receipt of insurance proceeds described in Section 3.4.1 (iv) the Borrower’s Tangible Net Worth calculated on a pro forma basis based on the last quarterly Compliance Certificate is less than $110,000,000, the Commitment shall be permanently reduced by an amount equal to any prepayment required pursuant to either such Sections or, if greater, by an amount which would have been required to be prepaid but for the amount of the outstanding Obligations.

2.	Tangible Net Worth. Section 8.1.21.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

8.1.21.1 Tangible Net Worth. Maintain a Tangible Net Worth of no less than $110,000,000 to be tested at the end of each Fiscal Quarter;

3.	No Action. Section 8.2.12 of the Credit Agreement is hereby amended in its entirety to read as follows:

8.2.12 No Action. The Borrower will not knowingly take any action that would result in the Borrower failing to maintain: (a) a Tangible Net Worth of no less than $110,000,000 at all times; or (b) a Current Ratio of no less than 1.50:1.0 at all times.

4.	Conditions to Effectiveness. The effectiveness of this Amendment is conditional upon the following, each to the satisfaction of the Lender:

a.	the execution and delivery by the Borrower of this Amendment to the Lender;

b.	the representations and warranties contained in Section 7.1 of the Credit Agreement are true and correct, all as though made on this date (except those made as of the specific date);

c.	no Default or Event of Default shall have occurred or be continuing;

d.	the Borrower shall have delivered to the Lender (i) evidence of the corporate authority to execute, deliver and perform its obligations under this Amendment and, as applicable, all other agreements and documents executed in connection herewith, and (ii) such other documents and instruments as the Administrative Agent may reasonably require in connection with this Amendment, all of the foregoing of which shall be in form and substance satisfactory to the Lender.

5.	Full Force and Effect. Other than as modified in accordance with this Amendment, the remaining terms of the Credit Agreement remain in full force and effect.

6.	Reference to and Effect on Credit Agreement. Effective as of the date hereof, each reference in the Credit Agreement to “this Agreement” and each reference to the Credit Agreement in the Credit Documents and any and all other agreements, documents and instruments delivered by the Lender or the Borrower or any other Person shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

7.	Counterparts. For the convenience of the parties hereto, this Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

8.	Governing Law. This Amendment shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

*    *    *    *

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto and shall be effective as of the date first hereinabove written.

CGC INC., as Borrower

By:	/s/ Christopher D. Macey
Title: President

By:	/s/ James S. McEwen
Title: Vice President Finance and Secretary

THE TORONTO-DOMINION BANK, as Lender

By:	/s/ John Tyrrell
Title: Analyst, National Accounts

By:	/s/ Paul Manning
Title: Associate Vice President Credit, National Accounts